Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CSI COMPRESSCO LP

This Certificate of Amendment of Certificate of Limited Partnership of CSI Compressco LP (the “Partnership”) has been duly executed and is being filed in accordance with the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act.

The undersigned, being the sole general partner of the Partnership, hereby certifies that:

1.	The name of the limited partnership is “CSI Compressco LP”.

2.	Article 3 of the Certificate of Limited Partnership of the Partnership is hereby amended in its entirety as follows:

“3. General Partner. The name and the business, residence or mailing address of the general partner of the Partnership are:

CSI Compressco GP LLC

3809 S. FM 1788

Midland, Texas 79706”

3.	This Certificate of Amendment of the Certificate of Partnership shall be effective upon filing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned general partner of the Partnership has duly executed this Certificate of Amendment this twenty fifth day of March, 2024.

GENERAL PARTNER:

CSI COMPRESSCO GP LLC

By:	/s/ Jonathan W. Byers
Name: Jonathan W. Byers
Title: CFO and Secretary